Exhibit 10.48

                            PURCHASE & SALE AGREEMENT



          THIS AGREEMENT is entered into effective the 27th day of July 2000 by and between Medtox Scientific, Inc., a Delaware corporation ("Buyer"); and NMRO, Inc., a Michigan corporation ("Seller")and ESP Employment Screening Partners, Inc., a Delaware corporation ("Selling Shareholder") sometimes hereinafter collectively referred to as ("Sellers"), and solely as to Section 2 hereof, by Dr Murray Lappe, a California resident ("Lappe").

                                                        RECITALS:

         1. Selling Shareholder is the owner of 100% of all the issued and outstanding stock and equity of Seller and Lappe is the controlling shareholder of Selling Shareholder.

2. Seller and Selling Shareholder are the owners and operators of a specimen collection business ("Business") operating out of the Sellers business location at 8100, 26th Avenue South, Bloomington MN. 55425 ("Premises").

         3. Seller and Selling Shareholder now wish to close down their operations at the Premises and sell the Business to Buyer in exchange for the consideration as hereinafter provided.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements of the parties herein contained, and intending to be legally bound thereby, the parties mutually agree as follows:

         Section 1. Purchase and Sale of Business. Subject to and in express reliance of the warranties, representations and covenants contained in this Agreement, and subject to the terms and conditions hereof, Seller and Selling Shareholder hereby agree to sell, assign, convey and transfer to Buyer all of their right, title and interest, in and to the specific assets of the Business, as described in detail on Exhibit "A" attached hereto and made a part hereof, for the consideration set forth herein (the "Assets").

         Simultaneous with the Closing, Seller and Selling Shareholder shall do all things as may be reasonably required to put Buyer into possession and effective control over the conduct of the Business with the specific customers identified in the list attached as Exhibit "B" (the "Customer List").

         Section 2.  Confidentiality and Non-Competition Agreements.

     A. Seller and Selling Shareholder acknowledge that their services and their knowledge of the Business are of unique value; and the entrance of Seller or Selling Shareholders into competition, with Buyer, or any of its wholly owned subsidiaries, directly or indirectly, by use of name, reference, or otherwise, in the operation of the Business within the Restricted Territory, as defined below, cannot adequately be compensated by damages in an action at law. In view of the necessity of Seller and Selling Shareholder not entering into competition with Buyer or any of its wholly owned subsidiaries, in the operation of the Business within the Restricted Territory and as a material inducement to Buyer to enter into this Agreement and to pay for the Business, Seller and Selling Shareholder hereby covenant and agree that they will not directly or indirectly, either as principal, agent, manager, employee, owner, partner, shareholder, officer or director of a proprietorship, partnership, corporation or otherwise engage in any activity competitive with the Business for the specific customers identified in the Customer List within a fifty (50) mile radius of the Premises (the "Restricted Territory"); or disparage or otherwise criticize the products or services being provided by, or sold by Buyer or any of its wholly owned subsidiaries within the Restricted Territory for a period of three (3) years from the Closing Date; provided however, that the foregoing non-competition covenant and the other provisions of this Section, shall not apply to either of the following: (1) the solicitation for sale or the sale of on-site testing services offered by eScreen, Inc, a subsidiary of Selling Shareholder ("eScreen"), within the Restricted Territory, to the following persons or entities: Wal Mart, Target, Best Buy, Galyan's, ChoicePoint, UPS, Aerotek, Hyatt, Yellow Freight, or Host Marriott; or (2) the solicitation for sale or the sale of eScreen on-site testing services within the Restricted Territory, by any eScreen-contracting physician, physician group, medical group, medical clinic, occupational clinic or rehabilitation clinic (each, an "eScreen Contractor"), to any persons or entities, regardless of whether they are included on the Customers List, provided only that Sellers do not provide to any such eScreen Contractor a copy of the Customer List or any names therefrom that are not excluded under the immediately preceding clause (1) of this paragraph. Buyer shall have the right to enforce the provisions of this Section and the Confidentiality and Non-competition Agreement by specific remedies including but not limited to temporary restraining orders, and temporary and permanent injunctions, but such remedies shall be cumulative and shall not preclude said parties from seeking damages resulting from a breach of this provision. Seller and Selling Shareholder have carefully read and considered the provisions of this Section and, having done so, agree that the restrictions set forth herein, including but not limited to the time period of the restrictions, the geographical limitation to the Restricted Territory, and the application of such restrictions to particular customers are fair and reasonable and are reasonably required for the protection of the interests of Buyer in the Business. In the event that, notwithstanding the foregoing, any of the provisions of this section shall be held to be invalid or unenforceable, the remaining provisions hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein.

         B. Seller and Selling Shareholder shall keep in confidence all confidential and proprietary information about the Business and the Business operations of Seller being acquired by Buyer. All information relating to such Business operations shall be presumed to be Confidential Information except to the extent that such Confidential Information is otherwise publicly available or is received from a third party not affiliated with Seller or Buyer after the Closing Date. Seller and Selling Shareholder shall keep in confidence all such Confidential Information and other financial information relating to Seller, the Assets and Business operations and will not, without the prior written consent of Buyer, except to the extent required by law or to the extent any such information is otherwise publicly available or received from a third party not affiliated with Buyer or Seller, reveal any such Confidential Information to any third party. All documents relating to the Assets being acquired by Buyer shall be delivered to Buyer at the Closing Date or thereafter if not available or found as of the Closing Date. No such documents shall be reproduced without Buyer's prior written approval.

         C. Lappe represents and warrants that as the controlling shareholder of the Selling Shareholder, Lappe will derive an indirect but nonetheless recognizable economic benefit from the completion of the transactions contemplated hereby, and therefor as an inducement to Buyer and in consideration of Buyer's entering into this agreement, Lappe agrees that in addition to Sellers, he too shall be personally bound by and shall personally comply with each of the covenants contained within the Confidentiality and Non-Competition Agreements set forth in this Section 2. Lappe represents and warrants that Lappe has carefully read and considered the provisions of this Section and, having done so, agrees that the restrictions set forth herein, including but not limited to the time period of the restrictions, the geographical limitation to the Restricted Territory, and the application of such restrictions to particular customers are fair and reasonable and are reasonably required for the protection of the interests of Buyer in the Business.

         Section 3. Purchase Price and Allocation. The purchase price for the Business, and the Sellers covenants contained in Section 2 hereof and all other assets being acquired hereunder shall be Two Hundred and Ten Thousand Dollars ($210,000) ("Purchase Price"). It is agreed that the Purchase Price reflects the fair market value of the Business and agreements contained herein. The parties agree to allocate ten percent (10%) of the Purchase Price as consideration for the Confidentiality and Non-Competition Agreements of Sellers and Lappe.

         Section 4. Payment of Purchase Price. The Purchase Price set forth in Section 3, shall be payable as follows:

         A. Seventy-Five Thousand Dollars ($75,000) shall be paid in three equal installments of $25,000 each. The first installment shall be due at the time of Closing and the remaining two $25.000 installments payable on the 30th and 60th day, respectively, following the Closing.

     B. One Hundred Thirty-Five Thousand Dollars ($135,000) in non-cash consideration shall be paid by Buyer by the deliver to Seller at Closing of 15,152 shares of the common stock of Medtox Scientific, Inc. ("Medtox Common Stock").

         C. During the period subsequent to the Closing Date and prior to October 1, 2000, or such later date as the parties mutually agree in writing that Buyer may file the Registration Statement as required by paragraph D of
Section 7 of this Agreement, Buyer shall have the right and option to re-purchase from Seller the Medtox Common Stock in consideration for the payment by Buyer to Seller of nine dollars per share (for an aggregate re-purchase price of One Hundred Thirty-Six Thousand Three Hundred Sixty-Eight Dollars ($136,368).

         Section 5. Assumption of Liabilities. The parties hereto agree that Buyer is assuming absolutely no liabilities of Seller or Selling Shareholder related in any way to the Business or the Business assets or operations.

         Section 6. Representations, Warranties and Covenants of Seller and Selling Shareholder. Seller and Selling Shareholder jointly and severally represent, warrant and covenant to Buyer that as of the date hereof, the Effective Time and Date of Closing:

         A. Authorization and Authority. The execution, delivery and performance by Seller of this Agreement and all other agreements contemplated hereby shall have been duly and validly authorized and approved by all necessary actions. Seller has the legal power and authority to enter into and perform this Agreement and all other agreements contemplated hereby. Neither the execution and delivery of this Agreement, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a material default or violation by Sellers of any term or provision in the Certificate of Incorporation, Bylaws, or organizing instruments of Sellers, or any agreement to which Sellers are a party, or any judgment, decree, governmental order, statute, rule or regulation by which they are bound or to which their properties or assets, including the Assets referred to herein, are subject.

     B. Organization and Standing of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Michigan, and has all necessary corporation powers to own its properties and to carry on its business as now owned and operated by it. All shares of Seller are owned by the Selling Shareholder.

         C. Laws and Governmental Orders. This Agreement and all other agreements contemplated hereby are and will be valid and binding agreements of Seller and Selling Shareholder, enforceable in accordance with their respective terms. Neither the execution nor delivery by Seller or Selling Shareholder of this Agreement or any other agreements contemplated hereby will violate any applicable state or federal law or regulation.

          D. Business of Seller. The Customer List attached as Exhibit B contains a complete and accurate listing as maintained by Sellers of all of the customers of the Business as of June 30, 2000, without any representation or warranty as to the current status or activity level of any such customers of the Business.

         E. Agreements and Commitments. Seller has no material commitments and/or agreements which have not been disclosed to and approved by Buyer with any of the customers of the Business included on Exhibit "B" or which include any special pricing, volume discounts, or similar terms that are not already reflected in the gross sales revenue of the Business as of June 30, 2000.

     F. Financial Information. Seller's financial information provided to Buyer with respect to the customers identified on Exhibit "B" are true, accurate and complete.

     G. Commissions. Sellers have not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees in connection with the transactions contemplated by this Agreement.

         H. Orderly Transition. Seller and Selling Shareholder shall assist Buyer in every reasonable manner to insure an orderly transition of the operation of the Business. As of the Closing Date, the Sellers shall discontinue all specimen collection operations at the Premises and make arrangements for all incoming telephone calls to the Premises to roll over directly to Buyer's location at 8072, 26th Avenue South, Bloomington MN 55425 ("Buyer's Site"). Sellers shall also prominently post on the Premises that Sellers have discontinued all specimen collection business and refer all such business to Buyer's Site. As of the Closing Date Sellers shall authorize Buyer to mail a notice (in a form reasonably satisfactory to Sellers) to all customers of the Business identified on the Customer List that Sellers have transferred the Business to Buyer.

         I. Investment Intent. The Sellers acknowledge that the Medtox Common Stock has not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and is being offered and sold in reliance upon federal and state exemptions from such registration. The Sellers have such knowledge and experience in financial and business matters that the Sellers are capable of evaluating the merits and risks of the Medtox Common Stock in connection with this Agreement. The Sellers have received certain information concerning the Buyer and have had the opportunity to obtain additional information as desired by Sellers in order to evaluate the merits and the risks inherent in holding the Medtox Common Stock. The Sellers are able to bear the economic risk and lack of liquidity inherent in holding the Medtox Common Stock for an indefinite period. The Sellers are acquiring the Medtox Common Stock for investment and not with a view toward or for sale or distribution thereof within the meaning of the Securities Act, or with any present intention of distributing or selling the Medtox Common Stock within the meaning of the Securities Act. The Selling Shareholder acknowledges and agrees that after the Closing the Medtox Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration available under the Securities Act or such state securities laws.

         J. Survival of Warranties. All representations and warranties of Sellers regarding the subject matter hereof, are expressly set forth in this
Section 6, and Sellers make no other warranties either express or implied with regard to the Business or the Assets, including, but not limited to, the implied warranties of merchantability or fitness for a particular purpose. No representation, covenant or warranty made by Seller or Selling Shareholder in this Agreement or in any exhibit hereto or agreement contemplated hereby contains or will contain on the Closing Date any untrue statement of a material fact or omit or will fail to state material facts necessary to make any statement made not misleading. All representations and warranties made herein by Seller or Selling Shareholder shall be deemed remade on the Closing Date and the obligation of the Sellers with respect to the completeness and accuracy of such representations and warranties shall survive the Closing and continue thereafter as provided in Section 14 hereof.

     Section 7. Representations, Warranties and Covenants of Buyer. Buyer represents, warrants and covenants to Seller and Selling Shareholder that as of the Effective Time and the Date of Closing:

         A. Authorization and Authority. The execution, delivery and performance by Buyer of this Agreement and all other agreements contemplated hereby shall have been duly and validly authorized and approved by all necessary actions. Buyer has the legal power and authority to enter into and perform this Agreement and all other agreements contemplated hereby. Neither the execution and delivery of this Agreement, nor the consummation of any transactions contemplated hereby or thereby, has constituted or resulted in or will constitute or result in a material default or violation by Buyer of any term or provision in the Certificate of Incorporation, Bylaws, or organizing instruments of Buyer, or any agreement to which Buyer is a party, or any judgment, decree, governmental order, statute, rule or regulation by which it is bound or to which its properties or assets are subject.

         B. Laws and Governmental Orders. This Agreement and all other agreements contemplated hereby are and will be valid and binding agreements of Buyer enforceable in accordance with their respective terms. Neither the execution nor delivery by Buyer of this Agreement or any other agreements contemplated hereby will violate any applicable state or federal law or regulation.

     C. Commissions. Buyer has not incurred any obligation or liability, contingent or otherwise, for broker's or finder's fees in connection with the transactions contemplated by this Agreement.

         D. Issuance of Medtox Common Stock. With respect to the Medtox Common Stock; (1) such shares are issuable upon and in payment of the Purchase Price as set forth in this Agreement, when so issued, will be duly authorized, validly issued and fully paid and nonassessable; (2) except as set forth in this Agreement, there are no restrictions on the transfer of such shares other than those imposed by state and federal securities laws applicable to the transactions contemplated by this Agreement; and (3) the offer, sale and issuance by the Buyer of all such shares to be issued on the Closing hereunder will comply with or otherwise be exempt from all federal and state securities laws.

         E. Registration of Common Stock. Buyer agrees to use its best efforts to file with the Securities and Exchange Commission on or before October 1, 2000, a registration statement for the purpose of registering the Medtox Common Stock constituting the non-cash portion of the Purchase Price under the Securities Act of 1933, as amended, and listing the Selling Shareholder as the selling shareholder for purposes of such registration (the "Registration Statement"). Selling Shareholder shall provide to Buyer all information pertaining to the Selling Shareholder, as selling shareholders, necessary for inclusion in such registration statement. Buyer shall bear the cost of preparation and filing such Registration Statement, provided that Sellers shall each bear the costs of their respective legal counsel, if any, engaged to represent them in connection with such Registration Statement. The Buyer's last 10-K, 10-Q and proxy statement filed with the Securities Exchange Commission are each attached hereto as Exhibit "C". Buyer is a reporting company under the Securities Act of 1933 and is current in all of its reporting requirements.

         F. Financial Statements. The profit and loss statements and the balance sheets of Buyer for the fiscal year ended December 31, 1999, and the quarter ended March 31, 2000 are attached hereto as Exhibit "C" and incorporated herein by reference. Said financial statements fairly and accurately present the operations of Buyer for the periods covered and the financial position of Buyer without material errors as of the date thereof.

         G. Survival of Warranties. All representations and warranties of Buyer regarding the subject matter hereof, are expressly set forth in this Section 7, and Buyers make no other warranties either express or implied, including but not limited to, any warranty with regard to the financial condition of Buyer, the Medtox Common Stock or the value thereof. No representation, covenant or warranty made by Buyer in this Agreement or in any exhibit hereto or agreement contemplated hereby contains or will contain on the Closing Date any untrue statement of a material fact or omit or will fail to state material facts necessary to make any statement made not misleading. All representations and warranties made herein by Buyer shall be deemed remade on the Closing Date, and the obligations of Buyer with respect to the completeness and accuracy of such representations and warranties shall survive Closing and continue thereafter as provided in Section 14 hereof.

         Section 8. Seller's Obligations Before Closing. Seller covenants that from the date of this Agreement until Closing Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties', books, accounts, records, contracts and documents that relate to both the Business and the customers included on the Customer List of the Business (i.e., Seller is not obligated to provide access to its books and records that do not relate to the Business, or that relate to products or services of Seller that are not part of the Business and that are provided by Seller to customers that are included on the Customer List. Seller shall furnish or cause to be furnished to Buyer and their representatives all data and information concerning the customers of the Business serviced on or off the Premises as may be requested. Seller and Selling Shareholder will assist Buyer in every reasonable manner between the date hereof and the Date of Closing for an orderly transition of the operations of the Business.

         Section 9. Buyer's Obligations Before Closing. Buyer covenants that from the date of this Agreement until the Date of Closing Buyer and its representatives will hold in strict confidence, and will not use to the detriment of Seller or Selling Shareholder any confidential customer data and information obtained in connection with this transaction or agreement, with respect to the Business of Sellers; and if the transactions contemplated by this Agreement are not consummated. Buyer will return to Seller all data and information that Seller may reasonably request, including all extracts and summaries, prepared by or made available to Buyer in connection with this transaction. All such information disclosed shall be kept confidential by Buyer.

         Section 10. Conditions Precedent to Buyer's Closing. The obligations of Buyer under this Agreement to be performed at the Date of Closing shall be subject to Seller meeting the following conditions at or prior to the Date of Closing, any of which may be waived by Buyer at its option provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its representations, warranties, or covenants under this Agreement not specifically so waived:

     A. Representations, Warranties and Covenants. Each of the representations, warranties and covenants made by Seller and Selling Shareholder in this Agreement shall be true in all material respects.

         B. Compliance with Agreement. Seller and Selling Shareholder shall have materially performed and complied with all of their obligations under this Agreement and all other agreements contemplated hereby which are to be performed or complied with by Seller or Selling Shareholder prior to or at the Date of Closing.

     C. Closing Documents. The form and substance of all documents delivered to Buyer on or before the Date of Closing pursuant to this Agreement shall be in form reasonably satisfactory to Buyer and Buyer's counsel.

     D. Absence of Litigation. No action, suit, or proceeding before any court or any government body or authority not previously disclosed pertaining to the transaction contemplated by this Agreement or its consummation, shall have been instituted on or threatened on or before the Date of Closing.

         E. Buyer's Inspection Contingency. Buyer's performance hereunder is contingent upon Buyer's inspection and approval of the Customer List and related financial records of Seller. Such documents shall be true, accurate and complete in all material respects and reflect a level of gross sales revenues of at least $30,000 per month, in the aggregate, for the six (6) months up to and including June 30, 2000 (except to the extent that such gross sales revenue will be reduced for periods subsequent to June 30, 2000 as a result of the loss of gross sales revenue from the Multi-Care entities, which reduction Buyer acknowledges and accepts), with revenues from specimen collection provided to the customers identified on the Customer List constituting at least ninety-five percent (95%) of total revenue, and the balance of total revenue derived primarily from breath-alcohol testing services. In the event Buyer, in Buyer's sole discretion, is not completely satisfied with the Customer List and related financial records of Seller, Seller hereby agrees that Buyer shall have the right to terminate this Agreement by serving written notice thereof on Seller or Seller's agent in person or by registered or certified mail on or before the Closing date.

         F. Failure to Meet Conditions Precedent. In the event that any of the aforementioned conditions are not met prior to or as of the Closing Date, Buyer may, at its sole option, terminate this Agreement, in which case it shall become null, void and of no effect after Buyer provides written notice of such failure to Seller on the Closing Date and Seller's failure to cure the same within ten
(10) days following receipt of such written notice from Buyer.

         Section 11. Conditions Precedent to Seller's Closing. The obligations of Seller and Selling Shareholder under this Agreement to be performed at the Date of Closing shall be subject to the reasonable satisfaction, at the Date of Closing, of the following conditions, any of which-may be waived by Seller at its option:

     A. Representations, Warranties and Covenants. Each of the representations, warranties and covenants made by Buyer in this Agreement shall be true in all material respects on the Date of Closing.

     B. Compliance with Agreement. Buyer shall have materially performed and complied with all of its obligations under this Agreement and all other agreements contemplated hereby which are to be performed or complied with prior to or at the Date of Closing.

     C. Closing Documents. The form and substance of all documents delivered to Seller pursuant to this Agreement shall be in form reasonably satisfactory to Seller and Seller's counsel.

     D. No Material Changes. During the period from the date hereof to the Date of Closing, there shall not have been any material adverse change in the financial condition or the operations of Buyer.

         E. Failure to Meet Conditions Precedent. In the event that any of the aforementioned conditions are not met prior to or as of the Closing Date, Seller may, at its sole option, terminate this Agreement, in which case it shall become null, void and of no effect after Seller provides written notice of such failure to Buyer on the Closing Date and Buyer's failure to cure the same within ten
(10) days following receipt of such written notice from Seller.

         Section 12. Date of Closing and Effective Time. The Date of Closing shall be on or before August 3, 2000, or such later date as the parties may agree ("Closing Date"). The Closing shall take place at Buyer's Site, or such other location as the parties may agree. The effective time of the Closing of this Agreement shall be as of midnight on the Closing Date (the "Effective Time").

         Section 13.  Delivery of Documents at Closing.

     A. On the Date of Closing, Seller and Selling Shareholder shall deliver or cause to be delivered to Buyer, the following:

     (1) A copy of any necessary resolutions authorizing the execution, delivery and/or performance of this Agreement and all other agreements contemplated hereby.

     (2) The Customer List in substantially the form of Exhibit "B".

     (3) Final approval of the exact form and substance of the letter to be sent out to all customers on the Customer List following the Closing.

     (4) Simultaneous with such delivery, Seller shall do all things as may be reasonably required to put Buyer into effective possession and control of the conduct of the Business with the customers identified on the Customer List of the Business.

Such other instruments and documents as may be required by any provision of this Agreement or reasonably necessary, in the opinion of Buyer or Buyer's counsel, to reflect the performance of this Agreement and all other agreements contemplated hereunder.

     B. On the Date of Closing, Buyer shall deliver or cause to be delivered to Seller, the following:

     (1) A copy of any necessary resolutions authorizing the execution, delivery and performance of this Agreement and all other agreements contemplated

     (2) Such other instruments and documents as may be required by any other provision of this Agreement or reasonably necessary, in the opinion of Seller or Seller's counsel, to reflect the performance of this Agreement and all other agreements contemplated hereby.

     (3) A certificate or certificates representing 15,152 shares of Medtox Common Stock registered in the name of the Seller.

         C. All documents and instruments to be delivered on the Date of Closing shall be regarded as having been delivered simultaneously, and no document or instrument shall be regarded as having been delivered until all have been delivered.

          Section 14.  Obligations After Closing.

         A. Seller's Indemnification. Seller and Selling Shareholder hereby agree to indemnify Buyer and hold it harmless from and against any and all losses, costs, damages, assessments, fines and other expenses, including reasonable attorney's fees and court costs ("Damages") arising out of or resulting from; (1) any liabilities or obligations of Seller or Selling Shareholder not expressly assumed by Buyer; (2) any material breach by Seller or Selling Shareholder of any covenant, warranty or representation contained in this Agreement, the exhibits hereto or any agreement contemplated hereunder; (3) or any material inaccuracy in any document delivered by Seller or Selling Shareholder to Buyer pursuant to the terms of this Agreement; and (4) any or all liabilities of every kind and nature and howsoever originating and existing arising out of any and all of Seller's or Selling Shareholder' business operations prior to or subsequent to the Date of Closing hereunder and not payable by Buyer in accordance with this Agreement, provided however, that Sellers' obligations under this Section 14(A) clauses (2) and (3) shall terminate and have no further effect at any time after the expiration of three
(3) years from the Closing Date, provided, however, that the foregoing limitation shall not apply to the Confidentiality and Non-Competition Agreements of Sellers and Dr. Lappe set forth in Section 2 of this Agreement, which shall expire separately four (4) years from the Closing Date. Buyer shall have the right to set off any amounts due hereunder against any amount due Seller or Selling Shareholder as the same may become due.

         B. Buyer's Indemnification of Seller. Buyer hereby agrees to indemnify Seller and Selling Shareholder and hold them harmless from and against any and all losses, damages costs, assessments, fines and other expenses, including reasonable attorney's fees and court costs ("Damages"), arising out of or resulting from; (1) any material breach by Buyer of any covenant, warranty or representation contained in this Agreement, the exhibits hereto or any agreement contemplated hereunder; (2) any material inaccuracy in any document delivered by Buyer to Seller pursuant to the terms of this Agreement; and (3) from any and all liabilities of every kind and nature and howsoever originating and existing arising out of any and all of Buyer's business operations subsequent to the Date of Closing, provided, however that Buyer's obligations under this Section 14 (B) clauses (2) and (3) shall terminate and have no further force or effect at any time after the expiration of three (3) years from the Closing Date.

         C. Defense of Indemnification Claims. If any party shall claim indemnification pursuant to the provisions of this Section, the party seeking indemnification shall promptly notify the party from whom indemnification is sought in writing of the basis for such claim or demand, setting forth the nature of the claim or demand in detail. The party against whom indemnification is sought shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand of any third party giving rise to such claim for indemnification. Such notice and opportunity to compromise or, if applicable, to defend shall be conditions precedent to any payment by way of indemnification to the party claiming indemnification pursuant to this Section. In the event the party against whom indemnification is sought undertakes to compromise or defend any such claim or demand, it shall promptly notify the other party in writing of its intention to do so and shall give the other party such security as the party claiming indemnification reasonably may request. The party claiming indemnification shall fully cooperate with the other party and its counsel in the defense or compromise of such claim or demand. The party seeking indemnification shall at all times also have the right to fully participate in the defense at its own expense. If the indemnifying party shall, within a reasonable time after this notice, fail to defend, the party seeking indemnification shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk, of the indemnifying party.

         D. Limitations on Indemnification. No party shall be liable for any Damages to a person claiming indemnification under this Section 14 until the amount of such Damages, in the aggregate, exceeds Five Thousand Dollars ($5,000.00). After the foregoing threshold is met, the indemnifying party shall be liable for all Damages, including the threshold amount, provided however, that each party's total indemnification obligation hereunder shall be limited to the amount of the Purchase Price.

     Section 15. Expenses. Each of the parties shall pay all costs and expenses incurred by it in negotiation and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         Section 16.  Miscellaneous

         A. Further Assurances. The parties agree that after the Date of Closing they will from time to time, upon the reasonable request of the other, execute, acknowledge and deliver in proper form any instruments of conveyance or further assurance necessary or reasonably desirable to meet its obligations, liabilities and agreements contemplated hereunder.

         B. Entire Agreement. Except as supplemented in a writing signed by the party against whom enforcement is sought, this Agreement and the exhibits and documents referred to herein contain all of the terms and conditions agreed upon by the parties with respect to the subject matter of this Agreement, and no other promises, agreements or understandings, written or oral, regarding the subject matter of this Agreement, shall be of any force or effect.

         C. Modifications. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

     D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     E. Notices. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing, and delivery shall b(degree)deemed to be sufficient if delivered personally or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Buyer:    Medtox Scientific, Inc.

                         402 West County Road D

                         St. Paul, MN  55112

                         Attention:   James Lockhart, CFO

         If to Sellers:  National Medical Review Offices, Inc.

                         5900 Wilshire Blvd. 22nd Floor

                         Los Angeles, CA  90036

                         Attention:   President




           or to such other addresses as may be specified pursuant to notice given by either party in accordance with the provisions of this Subsection.

     F. Headings. The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

     G. Recitals Incorporated. The recitals to this Agreement are incorporated into and constitute an integral part of this Agreement.

         H. Cross-References. References in this Agreement, or in any document executed pursuant hereto to any Section or-Subsection are, unless otherwise specified, to such Section or Subsection of this Agreement or such document, as the case may be.

     I. Possession. Ownership and possession of the Business Assets shall be deemed effective on the Effective Time and shall actually be transferred as of the Date of Closing.

         J. Relationship Between Buyer and Seller. Nothing in this Agreement shall be construed as creating a joint venture between Buyer and Seller or any relationship other than that of buyer and seller, and neither party hereto, nor anyone else, shall have the authority or power by virtue of the provisions of this Agreement to incur any liability or obligation, other than as provided by the specific provisions of this Agreement which would be binding upon the other party hereto.

     K. Severability. If any term, covenant or condition in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the covenants contained herein shall not be affected thereby and the residue shall be valid and enforceable to the fullest extent permitted by law.

         L. Survival of Terms. The agreements, representations and warranties contained in this Agreement shall be deemed to be remade at and the respective obligations of the parties for the completeness and accuracy thereof shall survive the closing. Each party agrees to indemnify the other for and save it harmless against any breach of any warranty or representation made by the indemnifying party under this Agreement in accordance with Section 14 hereof.

         M. Access to Files. Seller agrees that all files relating to the Business Assets shall become the property of the Buyer; provided that Seller shall have reasonable access to said files at ail reasonable times, including the ability to copy said files for its own use.

     N. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

     O. Nondisclosure. If this Agreement is terminated for failure of either the Buyer or Seller to meet any their respective obligations, Buyer and Seller hereby covenant that they will not disclose to any person other than the Buyer or Seller any proprietary information about the other party or any information about the transaction contemplated herein, except as may be necessary to enforce that party's rights under this Agreement.

     P. Binding Agreement. Except as otherwise provided herein, this Agreement and the terms, conditions and covenants contained herein and transactions contemplated hereunder shall be binding upon and inure to the benefit of the parties hereto and their representative successors, representatives and permitted assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective the date and year first above written.


          SELLER:                                  BUYER:


          BY:_________________________             BY:_________________________


          Its:________________________             Its:________________________


          SELLING SHAREHOLDER:


          -------------------------


          MURRAY I. LAPPE, SOLELY AS TO SECTION 2


          -------------------------

                                   Exhibit "A"

                      Assets of Business Purchased by Buyer


         Sellers  agrees  that on the Date of  Closing,  they  shall  deliver to
Buyer:

     A. All of Seller's customer lists, customer records and other data relating to the customers of the Business; and

     B. All of Sellers inventory of forms and kits used to perform specimen collections services for the customers of the Business's; and

     C. The breath-alcohol equipment (5 units) used by Sellers in the Business.